July 3, 2000


Bill McKell
President
Horizon Personal Communications
68 East Main Street
Chillicothe, OH   45601

Bill:

According to our most recent Build-Out Compliance Report dated 3-31-00, Horizon is materially in compliance with respect to its build-out commitment in Exhibit
2.1. There are, however, six BTA's where Horizon's covered pop numbers fall short of the exact build-out requirement.

BTA                                 Current Covered Pops Shortfall

Roanoke                                      -6,556
Fairmont                                     -5,574
Martinsville                                 -3,169
Lynchburg                                    -2,707
Staunton-Waynesboro                            -536
Danville                                        -31

At this time Sprint PCS does not consider these shortfalls to be a material breach, however, we do expect that Horizon will take steps to meet 100% of its build-out commitment in these BTAs by December 31, 2000. In reviewing your future build-out plans and the resulting covered pops for these BTA's, it appears that you will be in full compliance with Exhibit 2.1 in these BTA's well before that date.

Also, in reviewing your overall build-out plans, it appears that those plans are consistent with Exhibit 2.1. Assuming Horizon is able to fulfill all aspects of those build-out plans, Horizon's build-out will be fully compliant with Exhibit
2.1 in all markets.

Sincerely,


/s/ Scott Fisher
Scott Fisher
Director Affiliate Relations

SF/ah